   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1999
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                              SKECHERS U.S.A., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                      95-4376145
(STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

                            228 MANHATTAN BEACH BLVD.
                        MANHATTAN BEACH, CALIFORNIA 90266
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                             ----------------------


                              AMENDED AND RESTATED
                        1998 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN
                            (FULL TITLE OF THE PLAN)
                             ----------------------


                                ROBERT GREENBERG
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              SKECHERS U.S.A., INC.
                            228 MANHATTAN BEACH BLVD.
                        MANHATTAN BEACH, CALIFORNIA 90266
                                 (310) 318-3100
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ----------------------


                                   COPIES TO:
                             THOMAS J. POLETTI, ESQ.
                             JEFFREY S. CANNON, ESQ.
                          FRESHMAN, MARANTZ, ORLANSKI,
                                 COOPER & KLEIN
                     9100 WILSHIRE BOULEVARD, SUITE 800 EAST
                         BEVERLY HILLS, CALIFORNIA 90212
                            TELEPHONE: (310) 273-1870
                            FACSIMILE: (310) 274-8357

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

                                                   CALCULATION OF REGISTRATION FEE
                                                                                   PROPOSED
                                                                     PROPOSED      MAXIMUM
                                                                     MAXIMUM       AGGREGATE
                                                   AMOUNT TO BE   OFFERING PRICE   OFFERING       AMOUNT OF
         TITLE OF SECURITIES TO BE REGISTERED       REGISTERED      PER SHARE(1)    PRICE(1)    REGISTRATION FEE
-------------------------------------------------  -------------  --------------  ------------  -----------------
Class A Common Stock, $.001 par value............    1,390,715        $ 2.780     $ 3,866,188       $ 1,075
-------------------------------------------------  -------------  --------------  ------------  -----------------
Class A Common Stock, $.001 par value............    1,190,034        $11.000     $13,090,374       $ 3,639
-------------------------------------------------  -------------  --------------  ------------  -----------------
Class A Common Stock, $.001 par value(2) ........    2,634,405        $ 5.625     $14,818,529       $ 4,120
=================================================  =============  ==============  ============  =================
Total ...........................................    5,215,154                    $31,775,091       $ 8,834
=================================================  =============  ==============  ============  =================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

(2) Based upon the average of the high and low prices of the Class A Common Stock on September 10, 1999 in accordance with Rule 457(c) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants in the Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below have been filed with the Securities and Exchange Commission (the "Commission") by Skechers U.S.A., Inc. (the "Registrant") and are incorporated by reference into this Registration
Statement:

         (a) Prospectus dated June 9, 1999 including the Prospectus Supplement dated June 15, 1999, each filed pursuant to Rule 424(b) or the Securities Act of 1933, as amended (the "Securities Act").

         (b) Quarterly Report on Form 10-Q for the quarter ending June 30, 1999, as filed with the Commission on August 11, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) The description of the Registrant's Class A Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on May 3, 1999 under the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant's Amended and Restated Certificate of Incorporation and Article VII of the Registrant's Bylaws, as amended provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law to the extent such costs or expenses are not covered by existing directors and officers insurance. The Registrant carries directors' and officers' liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act or the Exchange Act, subject to some exclusions and coverage limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Numbers   Description
-------   -----------
4         Specimen Certificate of the Registrant's Class A Common Stock(1)

5         Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

10.1      Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan(2)

10.2      Form of Stock Option Agreement

10.3      Form of Deferred Stock and Restricted Stock Agreement

23.1      Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5)

23.2      Consent of KPMG LLP

24        Powers of Attorney (included on the signature page hereto)

----------------------
(1) Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-60065) as filed with the Commission on May 12, 1999.

(2) Incorporated by reference to Exhibit 10.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-60065) as filed with the Commission on May 12, 1999.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manhattan Beach, State of California, on September 10, 1999.

                                           SKECHERS U.S.A., INC.


                                           By: /s/ ROBERT GREENBERG
                                               ----------------------
                                           Name:  Robert Greenberg
                                           Title:  Chairman of the Board
                                                   and Chief Executive Officer

                                POWER OF ATTORNEY

     We the undersigned directors and officers of Skechers U.S.A., Inc., do hereby constitute and appoint Robert Greenberg and David Weinberg, or either of them, our true and lawful attorneys and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments to this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      SIGNATURE                                 TITLE                                         DATE
      ---------                                 -----                                         ----
/s/ ROBERT GREENBERG            Chairman of the Board and Chief Executive Officer      September 10, 1999
------------------------        (principal executive officer)
Robert Greenberg

/s/ MICHAEL GREENBERG           President and Director                                 September 10, 1999
------------------------
Michael Greenberg

/s/ DAVID WEINBERG              Executive Vice President, Chief Financial Officer      September 10, 1999
------------------------        and Director (principal financial and accounting
David Weinberg                  officer)

/s/ RICHARD SISKIND             Director                                               September 10, 1999
------------------------
Richard Siskind

/s/ JOHN QUINN                  Director                                               September 7, 1999
------------------------
John Quinn


                                  EXHIBIT INDEX
Exhibit
Numbers           Description
-------           -----------
4                 Specimen Certificate of the Registrant's Class A Common Stock(1)

5                 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

10.1              Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan(2)

10.2              Form of Stock Option Agreement

10.3              Form of Deferred Stock and Restricted Stock Agreement

23.1              Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5)

23.2              Consent of KPMG LLP

24                Powers of Attorney (included on the signature page hereto)

----------------------
(1) Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-60065) as filed with the Commission on May 12, 1999.

(2) Incorporated by reference to Exhibit 10.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-60065) as filed with the Commission on May 12, 1999.